                                                                   Exhibit 3.135

                                                                       785031

                                                          ENDORSED
                                                            FILED
                                         In the office of the Secretary of State
                                                 in the State of California
                                                         AUG 28 1976
                                             MARCH FONG EU, Secretary of State
                                                     By Irene Sanchez
                                                           Deputy

                            ARTICLES OF INCORPORATION

                                       OF

                            PLAZA PUBLISHING COMPANY


      FIRST: The name of this corporation is Plaza Publishing Company.

      SECOND: The purposes of the corporation are:

            A. Primarily to engage in the specific business of publishing books, magazines, articles, periodicals and other printed matter.

            B. To produce, purchase, or otherwise acquire all or specified rights in manuscripts, articles and other materials of any and every kind and to print, publish, distribute, market, or sell at wholesale and retail, license or otherwise dispose of manuscripts, articles, books, magazines, periodicals and printed matter.

            C. To engage in any business, whether related or unrelated to those described in clauses A and B of this Article, that may from time to time be authorized or approved by the Board of Directors of this Corporation.

            D. To act as principal, agent, partner or joint venturer or in any other legal capacity whenever deemed advisable by the Board of Directors.

            E. To do business anywhere in the world.

            F. To have and to exercise all the rights and powers that are now or may hereafter be granted to a corporation by law.

            C. To establish and carry out, alter or amend such systems, plans, or trusts for providing pensions for employees, officers and directors of the corporation as the Board of Directors may determine and so as to be a business expense of the corporation, with or without contributions from the beneficiaries.

            H. To provide, alter, or amend such methods or plans for employees, officers, and directors to participate in the profits of the corporation as the Board of Directors may determine, including profit sharing plans and stock purchase plans with restricted stock options.

      The above purposes are not limited by reference to or inference from one another. Each clause is to be construed as a separate statement conferring independent purposes and powers on the corporation. The foregoing shall be construed as objects and powers, and the enumeration thereof shall not be held to limit or restrict, in any manner, the general powers now or hereafter conferred on this Corporation by the Laws of the State of California.

      THIRD: The county in the State of California where the principal office for the transaction of the business of this corporation is to be located is Orange County.

      FOURTH: The number of directors of the corporation is four (4). This number can be changed by a By-Law adopted by the shareholders of the corporation.

            The names and addresses of the persons who are appointed to act as the first directors are as follows:

Tolman Geffs                                Jack C. Polley
4230 Park Newport, #207                     20 Dogwood South
Newport Beach, CA 92660                     Irvine, CA 92664

Lorna Ziler Polley                          Richard J. Schwarzstein
20 Dogwood South                            441 El Bosque
Irvine, CA 92664                            Laguna Beach, CA 92651

      FIFTH: The corporation is authorized to issue only one class of shares of stock. The total number of shares that the corporation is authorized to issue is One Hundred Thousand (100,000). The aggregate par value of the shares is One Hundred Thousand Dollars ($100,000), and the par value of each share is One Dollar ($1). No distinction shall exist between the shares of the corporation nor between the holders thereof.

      SIXTH: By-Laws of the corporation may be adopted, amended; or repealed by the vote or written assent of the shareholders entitled to exercise a majority of the voting power of the corporation, or, subject to the right of the shareholders to adopt, amend, or repeal By-Laws, by the vote or written assent of a majority of the members of the Board of Directors, and not otherwise.

             IN WITNESS WHEREOF, the undersigned who are the incorporators and the above named first directors of this corporation, have executed these Articles of Incorporation on 18th day of August, 1976.


/s/ Tolman Geffs                            /s/ Jack C. Polley
------------------------------              ------------------------------
Tolman Geffs                                Jack C. Polley


/s/ Lorna Ziler Polley                      /s/ Richard J. Schwarzstein
------------------------------              ------------------------------
Lorna Ziler Polley                          Richard J. Schwarzstein

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true of our own knowledge.

Dated: June 2, 1983.

                                     /s/ Tolman Geffs
                                     -----------------------------------
                                     Tolman F. Geffs, President


                                     /s/ Richard J. Schwarzstein
                                     -----------------------------------
                                     Richard J. Schwarzstein,
                                     Secretary

STATE OF CALIFORNIA        )
                           ) ss.
COUNTY OF ORANGE           )


      On this 1st day of August, 1976, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Richard J. Schwarzstein, known to me to be the persons who executed the foregoing Articles of Incorporation and acknowledged to me that he executed the same.

      WITNESS my hand and offical seal.


            OFFICIAL SEAL
[SEAL]      SUSAN L. DAVIS                        /s/ Susan L. Davis
            NOTARY PUBLIC CALIFORNIA              -----------------------------
            [Illegible], OFFICE IN                Notary Public in and for said
            ORANGE COUNTY                         Country and State
My Commission Expires November 25, 1978




STATE OF CALIFORNIA        )
                           ) ss.
COUNTY OF ORANGE           )


      On this 20th day of August, 1976, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Tolman Geffs, Lorna Ziler Polley, and Jack C. Polley, known to me to be the person(s) who executed the foregoing Articles of Incorporation and acknowledged to me that they executed the same.

      WITNESS my hand and official seal.

                                                  /s/ Richard J. Schwarzstein
                                                  -----------------------------
                                                  Notary Pubflc in and for said
                                                  County and State

                                                       OFFICIAL SEAL
                                           [SEAL]      RICHARD J. SCHWARZSTEIN
                                                       NOTARY PUBLIC CALIFORNIA
                                                       [Illegible], OFFICE IN
                                                       ORANGE COUNTY
                                           My Commission Expires October 8, 1978

                                                         ENDORSED
                                                          FILED
                                         In the Office of the Secretary of State
                                                of the State of California
                                                       APR 26 1983

                                            MARCH FONG EU, Secretary of State
                                                    By JAMES E. HARRIS
                                                          Deputy


                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            PLAZA PUBLISHING COMPANY


Tolman Geffs and Richard J. Schwarzstein certify that:

1. They are the president and secretary of Plaza Publishing Company, a California Corporation.

2. The "FIRST" paragraph of the Articles of Incorporation of this Corporation is amended to read as follows:

          "FIRST: The name of this Corporation is PLAZA COMMUNICATIONS, INC."

3. The "FIFTH" paragraph of the Articles of Incorporation of this Corporation is amended to read as follows:

          "FIFTH: This Corporation is authorized to issue only one class of shares of stock, designated "Common Stock" and the total number of shares which this Corporation is authorized to issue is 10 million (10,000,000) . The aggregate par value of the shares is 10 million ($10,000,000) dollars, and the par value of each share is one dollar ($1.00). No distinction shall exist between the shares of the Corporation nor between the holders thereof."

4. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

5. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.


                                 /s/ Tolman Geffs, President
                                 ----------------------------------
                                 Tolman Geffs, President


                                 /s/ Richard J. Schwarzstein, Secretary
                                 ----------------------------------
                                 Richard J. Schwarzstein, Secretary

We further declare under penalty of perjury under the laws of the state of California that the matters set forth in this certificate are true of our own knowledge.

Date:  April 22, 1983

                                 /s/ Tolman Geffs, President
                                 ----------------------------------
                                 Tolman Geffs, President


                                 /s/ Richard J. Schwarzstein, Secretary
                                 ----------------------------------
                                 Richard J. Schwarzstein, Secretary

                                                        ENDORSED
                                                         FILED
                                        In the office of the Secretary of State
                                               of the State of California
                                                       JUN 3 1983
                                           MARCH FONG EU, Secretary of State
                                                   By JAMES E. HARRIS
                                                         Deputy

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           PLAZA COMMUNICATIONS, INC.

Tolman F. Geffs and Richard J. Schwarzstein certify that:

1. They are the President and Secretary of Plaza Coimmunications, Inc., a California corporation.

2. The SECOND paragraph of the Articles of Incorporation of this Corporation is amended to read as follows:

      "SECOND: The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code."

3. The FOURTH paragraph of the Articles of Incorporation of this Corporation shall be striken from the Articles.

4. The FIFTH paragraph of the Articles of Incorporation of this Corporation is amended to read as follows:

      "FIFTH: This Corporation is authorized to issue only one class of shares of stock, designated "Common Stock" and the total number of shares which this Corporation is authorized to issue is 10 million (10,000,000). No distinction shall exist between the shares of the Corporation nor between the holders thereof. Upon amendment of this article to read as herein set forth, each outstanding share is split up and converted into 2525 shares."

5. The Articles of Incorporation of this Corporation are amended by adding a paragraph SEVENTH to read as follows:

      "SEVENTH: This Corporation elects to be governed by all of the provisions of the General Corporation Law of 1977 not otherwise applicable to it under the provisions of ss 2300-2319 of the California Corporations Code."

6. The foregoing amendment of the Articles of Incorporation has been approved by the Board of Directors.

7. The Corporation has only one' class of shares outstanding. The amendment adds a paragraph whereby the Corporation elects to be governed by all of the provisions of the General Corcoration Law of 1977, and makes no change in the Articles of Incorporation other than to conform the statement of purposes and powers to subdivision (b) of Section 202 of the Corporation Code, to delete any reference to par value, to delete any statements regarding the number of directors, to delete the names and addresses of the first directors, and to effect a stock split, and is an amendment that may be adopted by the Board alone pursuant to Sections 2302, 902(c) and 902(d) of the California Corporations Code.


                                 /s/ Tolman Geffs, President
                                 ----------------------------------
                                 Tolman Geffs, President


                                 /s/ Richard J. Schwarzstein, Secretary
                                 ----------------------------------
                                 Richard J. Schwarzstein, Secretary